UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 17, 2007

(Date of earliest event reported: August 16, 2007)

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Independent Manager Compensation

On August 16, 2007, the Board of Managers of Constellation Energy Partners LLC (“CEP”), based on recommendations by the Compensation Committee, approved a revised independent manager compensation program.

Each independent manager will receive the following compensation:

•	A $40,000 annual cash retainer.

•	A common unit award under the CEP Long-Term Incentive Plan with a value of $75,000, to be granted as follows:

•	for the year 2007, to be granted as of September 14, 2007, such award to vest on March 1, 2008 and to be forfeited on a pro-rata basis if service as a manager terminates prior to March 1, 2008; and

•

for years after 2007, to be granted as of March 1 of each year, such award to have a one-year vesting period and to be forfeited on a pro-rata basis if service as a manager terminates prior to the one-year vesting period.

•	A $2,500 fee for each Board meeting attended (and each committee meeting attended that occurs on a day when there is no Board meeting).

•	Reasonable travel expenses to attend meetings.

The independent manager who serves as the chair of the Audit Committee will receive a $10,000 annual cash retainer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: August 17, 2007	By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer